SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2012

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS
Appointment of Thomas Klein as a Director

On January 2, 2012, the Board of Directors of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P. (“Cedar Fair”), appointed Thomas Klein as a Class III Director of Cedar Fair Management, Inc., with a term ending 2014. Mr. Klein's Committee appointments have not yet been determined.

Cedar Fair intends to enter into an indemnification agreement with Mr. Klein, which will be in the same form as the indemnification agreement between Cedar Fair and its other directors and named executive officers. That form of indemnification agreement was described in, and filed as an exhibit to, the Form 8-K filed by Cedar Fair on November 1, 2011.

Chief Executive Officer

In accordance with the plan previously disclosed on June 24, 2011, Richard L. Kinzel retired as the Chief Executive Officer of Cedar Fair on January 2, 2012, and Matthew A. Ouimet succeeded Mr. Kinzel as Chief Executive Officer of Cedar Fair on January 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	Matthew A. Ouimet
Matthew A. Ouimet President and Chief Executive Officer

Date: January 6, 2012